Exhibit 10.10

FORM OF LAMB WESTON HOLDINGS, INC.

2016 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1    Name. The name of the plan shall be the Lamb Weston Holdings, Inc. 2016 Stock Plan (the “Plan”).

1.2    Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and to help increase stockholder value by (a) motivating performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company. In addition, the Plan permits the issuance of Awards in adjustment of, substitution for or conversion of awards relating to the common stock, par value $5.00 per share, of Conagra immediately prior to the spin-off of the Company by Conagra (the “Spinoff”), in accordance with the terms of an Employee Matters Agreement into which Conagra and the Company intend to enter in connection with the Spinoff (the “Employee Matters Agreement”).

SECTION 2

DEFINITIONS

2.1    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)    “Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular section of the Act shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.

(b)    “Adjusted Award” means an Award that is issued under the Plan in accordance with the terms of the Employee Matters Agreement in adjustment of, substitution for or conversion of a stock option, restricted stock unit or performance share award (or other Conagra award outstanding at the time of the Spinoff) that was granted under a Conagra Plan. Notwithstanding anything in the Plan to the contrary, subject to the Award Agreements for the Adjusted Awards, the Adjusted Awards will reflect substantially the original terms of the awards being so adjusted or converted, and they need not comply with other specific terms of the Plan.

(c)    “Agreement” means the agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of one or more Awards granted to a Participant under the Plan. An Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant. With respect to Adjusted Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee or the Conagra HR Committee, together with any evidence of award under any Conagra Plan that may be referred to therein.

(d)    “Award” means any Cash Incentive Award, Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share or Other Stock-Based Award granted under the Plan, including Awards combining two or more types of the foregoing Awards in a single grant.

(e)    “Board” means the Board of Directors of Lamb Weston Holdings, Inc.

(f)    “Cash Incentive Award” means a cash award granted pursuant to Section 10 of the Plan.

(g)    “Change of Control” has the meaning set forth in Section 12.5.

(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include all successor sections and shall also be deemed to include all related regulations, rules and interpretations.

(i)    “Committee” means the Compensation Committee of the Board, or its successor, or such other committee of the Board to which the Board delegates power to act under or pursuant to the provisions of the Plan; provided, however, that prior to the initial formation of the Compensation Committee of the Board, references in the Plan to the Committee will be deemed to be references to the Board.

(j)    “Company” means Lamb Weston Holdings, Inc., a Delaware corporation (and any successor thereto) and its Subsidiaries.

(k)    “Conagra” means ConAgra Foods, Inc., a Delaware corporation (and any successor thereto).

(l)    “Conagra HR Committee” means the Human Resources Committee of the Board of Directors of Conagra.

(m)    “Conagra Plans” means the ConAgra Foods, Inc. 2014 Stock Plan, or any similar or predecessor plan sponsored by Conagra or any of its subsidiaries, as applicable, under which any awards remain outstanding as of the date immediately prior to the Distribution Date, including, but not limited to, the ConAgra Foods 2000 Stock Plan, the ConAgra Foods 2006 Stock Plan and the ConAgra Foods 2009 Stock Plan.

(n)    “Distribution Date” means the effective date of the distribution, in connection with the Spinoff, of Shares to the holders of shares of common stock of Conagra.

(o)    “Effective Date” means the Distribution Date (as such term is defined in the Employee Matters Agreement).

(p)    “Eligible Director” means a person who is serving as a member of the Board and who is not an Employee.

(q)    “Employee” means any employee of the Company or a Subsidiary.

(r)    “Fair Market Value” means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are principally traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value means the closing price on the immediately preceding date on which Stock transactions were so reported. The Committee is authorized to adopt another Fair Market Value pricing method, provided such method is stated in the Agreement, and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

(s)    “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Code Section 422 or any successor provision.

(t)    “Incumbent Board” has the meaning set forth in Section 12.5(a).

(u)    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option or (ii) a Nonqualified Stock Option.

(v)    “Other Stock-Based Award” means an award of a share of Stock, a unit of Stock or the right to receive Stock to a Participant that is denominated or payable in, valued in whole or in part by reference to, or is otherwise based on or related to the Fair Market Value of, a share of Stock, in each case subject to such terms and conditions as the Committee may determine.

(w)    “Participant” means any Employee, Eligible Director, or consultant (provided that such person satisfies the Form S-8 definition of an “employee”) designated by the Committee to participate in the Plan.

(x)    “Performance Share” means an Award for which the grant, issuance, retention, vesting and/or settlement is subject to the satisfaction of one or more of the performance criteria established by the Committee, if applicable.

(y)    “Plan” means this Lamb Weston Holdings, Inc. 2016 Stock Plan, as in effect from time to time.

(z)    “Qualified Performance-Based Award” means any Cash Incentive Award, Awards of Restricted Stock, Restricted Stock Units or Performance Shares or Other Stock-Based Awards (or portion of such Award) to a Participant who is an officer or other key employee of the Company that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(aa)    “Restricted Stock” means a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(bb)    “Restricted Stock Unit” means the right to receive or vest with respect to one or more shares of Stock (or as otherwise determined by the Committee), subject to such terms and conditions as the Committee may establish.

(cc)    “Stock” means the Common Stock of Lamb Weston Holdings, Inc., par value $1.00 per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 5.5 of the Plan.

(dd)    “Stock Appreciation Right” or “SAR” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, or a combination of the foregoing, as determined by the Committee, equal to the excess of (i) the aggregate Fair Market Value, as of the date such SAR is exercised, of the number shares of Stock covered by the SAR being exercised over (ii) the aggregate exercise price of such SAR.

(ee)    “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any Award of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ff)    “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board in the case of Lamb Weston Holdings, Inc., or members of the board of directors or similar body in the case of another entity.

2.2    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Participants selected by (a) the Committee, or (b) a designee to whom such authority has been delegated by the Committee pursuant to Section 4.4.

SECTION 4

POWERS OF THE COMMITTEE

4.1    Committee Members. Subject to Section 4.4, the Plan shall be administered by the Committee comprised of no fewer than two members of the Board. Each Committee member shall satisfy the requirements for (a) an “independent director” for purposes of the Company’s Corporate Governance Principles, (b) an “independent director” under any rules and regulations of the stock exchange or other recognized market or quotation system on which the Stock is principally traded or quoted at the relevant time, (c) a “non-employee director” for purposes of

Rule 16b-3 under the Act, and (d) an “outside director” under Code Section 162(m). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan (with such recusals as may be appropriate) that would otherwise be the responsibility of the Committee.

4.2    Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, the number of shares of Stock subject to each Award, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.3    Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and Agreements in order to carry out its provisions and purposes. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in the Plan, and no authorization in any Plan section or other provision of the Plan or an Agreement is intended or may be deemed to constitute a limitation on the authority of the Committee. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

4.4    Delegation by Committee. To the full extent permitted by law and the rules of any exchange on which the shares of Stock are traded, the Committee may, at any time and from time to time: (a) delegate to one or more of its members any or all of its responsibilities and powers, including all responsibilities and authority described under Sections 4.2 and 4.3; (b) delegate to any individual officer of the Company the authority to designate recipients of Awards and the number and type of Awards granted (although such officer cannot use this authority to grant awards to an employee who is an officer, Eligible Director, or more than 10% beneficial owner of any class of Lamb Weston Holdings, Inc.’s equity securities that is registered pursuant to Section 12 of the Act, as determined by the Committee in accordance with Section 16 of the Act, or himself or herself); and (c) grant authority to Employees or designate Employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan. Nothing in this Section 4.4, however, shall permit the grant of an Award, other than by two or more “outside directors,” to any officer or other key Employee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

4.5    International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Participants (if any) employed by the Company outside the United States are eligible to participate in the Plan, (b) modify the terms and conditions of any Awards made to such Participants, and (c) establish subplans and modified Option exercise procedures and other

Award terms and procedures to the extent such actions may be necessary or advisable. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

SECTION 5

STOCK SUBJECT TO PLAN

5.1    Maximum Number.

(a)    Subject to the provisions of Sections 5.4 and 5.5 and the share counting rules set forth below, the number of shares of Stock available for Awards under the Plan (plus dividend equivalents paid with respect to Awards made under the Plan) may not exceed 10,000,000 shares of Stock.

(b)    The aggregate number of shares of Stock available under Section 5.1(a) will be reduced by one share of Stock for every one share of Stock subject to an Award granted under the Plan. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.2    Limit on Incentive Stock Options. Notwithstanding anything in this Section 5, or elsewhere in the Plan, to the contrary and subject to adjustment as provided in Section 5.5 of the Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000.

5.3    Other Limits. Notwithstanding anything in this Section 5 or elsewhere in the Plan to the contrary, and subject to adjustment as provided in Section 5.5:

(a)    The maximum number of shares of Stock that may be subject to Awards granted to any one Participant in any fiscal year under the Plan is 1,000,000;

(b)    In no event will any Participant in any fiscal year receive Qualified Performance-Based Awards of Other Stock-Based Awards payable in cash under the Plan having an aggregate maximum value as of their respective dates of grant in excess of $6,000,000;

(c)    In no event will any Participant in any fiscal year receive Qualified Performance-Based Awards that are Cash Incentive Awards under the Plan having an aggregate maximum value in excess of $6,000,000; and

(d)    In no event will any Eligible Director in any fiscal year be granted Awards under the Plan having an aggregate maximum value at the date of grant (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such Eligible Director for such fiscal year, in excess of $600,000.

5.4    Cancelled, Terminated, Forfeited or Surrendered Awards. Any shares of Stock subject to an Award that for any reason is cancelled, terminated or forfeited, or that lapses, expires, or becomes unexercisable for any other reason, or is settled for cash (in whole or in part), will, to the extent of such cancellation, termination, forfeiture, lapse, expiration, unexercisability or cash settlement, again be available for Awards under the Plan; provided, however, that the following shares of Stock may not again be made available for issuance of Awards under the Plan: (a) shares used to pay the exercise price of an outstanding Award, (b) shares used to pay withholding taxes related to an outstanding Option or SAR Award, and (c) shares not issued or delivered as a result of the net settlement of an outstanding SAR. In the event withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall again be available for Awards under the Plan; provided, however, that such recycling of shares for tax withholding purposes is limited to 10 years from the date of stockholder approval of the Plan if such recycling involves shares that have actually been issued by the Company. Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be added to the aggregate number of shares of Stock available under Section 5.1(a) above.

5.5    Adjustments. The Committee shall make or provide for such adjustments in the terms and conditions of Awards granted hereunder as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any change in corporate capitalization (such as a stock split, reverse stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company), or any corporate transaction such as a reorganization, reclassification, merger, consolidation, combination or separation (including a spin-off, split-off, spin-out, split-up), partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or sale or other disposition by the Company of all or a portion of its assets, or any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend that is not an extraordinary cash dividend), or any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this Section 5.5 or a Change of Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee shall also make or provide for such adjustments in the number of and kind of shares of Stock and amounts of cash (and related provisions) specified in Section 5 of the Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 5.5; provided, however, that any such adjustment to the number specified in Section 5.2 of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Notwithstanding the foregoing, in no event shall this Section 5.5 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (a)

would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (b) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this clause (b) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A. Any adjustment by the Committee shall be conclusive and binding for all purposes of the Plan.

5.6    Dividend Equivalent Rights. No dividends or dividend equivalents shall be paid on Options or SARs. The Committee may at the time of the grant of a Restricted Stock, Restricted Stock Unit or Performance Share Award or Other Stock-Based Award provide that any dividends declared on such Stock, or that dividend equivalents, be (a) paid to the Participant, (b) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any restrictions, or (c) not paid or accumulated; provided, however, that dividend equivalents or other distributions on Stock underlying Awards with restrictions that lapse as a result of the achievement of one or more performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

5.7    Certain Assumed, Converted or Substitute Awards. Notwithstanding anything in the Plan to the contrary:

(a)    Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or with which the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company prior to such acquisition or merger.

(c)    Any shares of Stock that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 5.7(a) or 5.7(b) above will not count against the limits contained in Section 5 of the Plan, provided in each case that the requirements for the exemption for mergers and acquisitions under rules and regulations of the stock exchange or other recognized market or quotation system on which the

Stock is principally traded or quoted at the relevant time are met. In addition, no shares of Stock that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 5.7(a) and 5.7(b) above will be added to the aggregate plan limit contained in Section 5.1 of the Plan.

SECTION 6

STOCK OPTIONS

6.1    Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Options that do not or are not intended to qualify as Incentive Stock Options (“Nonqualified Stock Options”). Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option, including in the event of death, retirement, disability, termination of employment, or Change of Control, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Only Participants who are “employees” under Code Section 3401(c) shall be eligible to receive Incentive Stock Options.

6.2    Option Price. Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, and except with respect to Adjusted Awards, Nonqualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted.

6.3    Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Committee.

6.4    Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option exercise price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve (as long as such arrangement does not conflict with the Company’s global ethics policy, as may be in force and effect from time to time. An Option Award may also provide for the exercise price to be payable (a) by the actual or constructive transfer to the Company of shares of Stock owned by the Participant having a value at the time of exercise equal to the total Option exercise price, (b) subject to any conditions or limitations established by the Committee, by the withholding of shares of Stock otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Stock so withheld will not be treated as issued and acquired by the Company upon such exercise) or (c) by a combination of such methods of payment. Subject to applicable law, the Committee may also permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any withholding taxes resulting from such exercise. The Committee may approve other methods of payment. As soon as practicable after receipt of a notice of exercise and full payment of the exercise price, the Company shall deliver to the Participant, either by electronic means or by stock certificate or certificates, the acquired shares of Stock.

6.5    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, except with respect to the Committee’s discretion to terminate or adjust awards under Section 12.5, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Code Section 421.

6.6    No Reload Grants. Options shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option or SAR.

SECTION 7

DIRECTOR AWARDS

7.1    Director Awards. Any Award, or formula for granting an Award, under the Plan to Eligible Directors shall be approved by the Board. With respect to Awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1    SARs In Tandem with Options. SARs may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each SAR granted in tandem with an Option shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any SAR granted in tandem with an Option, the corresponding Option shall terminate.

8.2    Other SARs. SARs may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

8.3    SAR Price. Subject to adjustments to an exercise price permitted pursuant to Section 5.5 or as permitted under Section 5.7, and except with respect to Adjusted Awards, SARs granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the SAR is granted.

8.4    Exercise of SARs. SARs awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the

Committee may impose, and the Committee may provide for the earlier exercisability or continued vesting of such SARs, including in the event of the retirement, death or disability of the Participant or a Change of Control. Notwithstanding the foregoing, no SAR shall be exercisable for more than ten years after the date on which it is granted. In addition, the Committee may provide in any Agreement for the automatic exercise of a SAR upon such terms and conditions as established by the Committee.

8.5    Payment. The Committee shall establish procedures governing the exercise of SARs, which shall require that notice of exercise be given and that the Participant satisfy any tax withholding requirements resulting from such exercise as provided in Section 12.4. As soon as practicable after receipt of a notice of exercise and full payment of any withholding taxes, the Company shall deliver to the Participant either by electronic means or by stock certificate or certificates the acquired shares of Stock.

8.6    No Reload Grants. SARs shall not be granted under the Plan in consideration for the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other SAR or Option.

SECTION 9

RESTRICTED STOCK; OTHER STOCK-BASED AWARDS; CERTAIN LIMITATIONS ON AWARDS

9.1    General. Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, and Performance Shares may be granted to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as shall be determined by the Committee. Each grant of an Award under this Section 9 shall be evidenced by an Agreement that shall specify the terms and conditions of the Award not inconsistent with the Plan as the Committee shall determine.

9.2    Grant of Restricted Stock. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company or the Participant, or other restrictions, as the Committee may determine. The Committee may provide for the earlier termination of such restrictions or continued vesting, including in the event of the retirement, death or disability of the Participant or a Change of Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

9.3    Other Stock-Based Awards, General. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive or vest with respect to, one or more shares of Stock (or the equivalent cash value of such Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of one or more performance objectives. Such Other Stock-Based Awards may include Restricted Stock Units, Performance Shares, and Stock awards permitted under Section 7.1. Notwithstanding anything to the contrary contained in the Plan, any grant of an Award under this Section 9.3 may provide for the earning or vesting (or continued vesting) of, or earlier elimination of restrictions applicable to, such Other Stock-Based

Award, including in the event of the retirement, death or disability of the Participant or a Change of Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

(a)    Restricted Stock Unit. Settlement of a Restricted Stock Unit upon expiration of the deferral or vesting period shall be made in Stock or otherwise as determined by the Committee.

(b)    Performance Shares Generally. Each grant of Performance Shares shall be subject to the satisfaction of one or more of the performance goals established by the Committee with respect to the performance period established by the Committee. After the applicable performance period has ended, the Committee shall determine if all or any portion of the Performance Share Award is earned by a Participant. The earned portion of a Performance Share Award may be paid out in shares of Stock or cash, or a combination of the foregoing, as the Committee may determine.

9.4    Awards Subject to Code Section 162(m). The special rules of this Section 9.4 shall apply with respect to Qualified Performance-Based Awards. For the avoidance of doubt, the Committee may grant Awards subject to performance goals that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The performance goals selected by the Committee for any Qualified Performance-Based Awards shall be based on one or more, or a combination, of the performance measures described below in this Section 9.4.

(a)    The specific performance goal(s) and measure(s) for each such Qualified Performance-Based Award shall be established in writing by the Committee within ninety days after the commencement of the performance period (or within such other time period as may be required by Code Section 162(m)) to which the performance goal(s) and measure(s) relates or relate. Shares of Stock or cash subject to such Qualified Performance-Based Awards shall be payable following the completion of each performance period (unless deferred consistent with Code Section 409A), and only after certification in writing by the Committee that the specified performance goal(s) established under the Plan was or were achieved. Unless the Committee specifies otherwise in the terms of such Qualified Performance-Based Awards, payment shall be made on or before the later of (i) the fifteenth day of the third month that begins after the month containing the end of the applicable fiscal year (with the applicable fiscal year being the fiscal year containing the end of the performance period for which performance is certified), or (ii) the fifteenth day of the third month that begins after the end of the Participant’s tax year that contains the end of the performance period for which performance is certified. Such Qualified Performance-Based Awards may be paid in cash or shares of Stock, or a combination of the foregoing, as determined by the Committee. In determining whether any performance goal was attained and whether any performance goal should be adjusted during a performance period, any specific adjustment criteria adopted by the Committee at the time of grant of such Qualified Performance-Based Awards (or in a manner permitted by Code Section 162(m)) shall apply. Notwithstanding the foregoing, the Committee may not make any adjustment to performance goals in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of a Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the Qualified Performance-Based Awards under Code Section 162(m).

(b)    The performance measures for Qualified Performance-Based Awards will be selected from the following measures: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures or the formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or financial performance measures determined by the Committee that are sufficiently similar to the foregoing as to be permissible under Code Section 162(m).

(c)    If more than one individual performance measure is specified by the Committee in defining performance goals for a Qualified Performance-Based Award, the Committee shall also specify, in writing, whether one, all or some other number of such performance goals must be attained in order for the performance measures to be met. With respect to any award that is not intended to be a Qualified Performance-Based Award, the Committee may use performance measures that are different than those set forth in subsection (b) above.

(d)    Each performance goal may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. Each performance goal may be based upon growth in a metric, may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, may be made relative to an index or one or more of the performance goals themselves, may be based on or otherwise employ comparisons based on internal targets or the past performance of the Company and may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, investments or assets or net assets.

(e)    In the case of a Qualified Performance-Based Award, each performance goal will be objectively determinable to the extent required under Code Section 162(m) and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. Performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted, if so stated when established (or to the extent permitted under Code Section 162(m) at any time thereafter), to include or exclude any items otherwise includable or excludable under GAAP. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, the Committee may in its discretion modify such performance goals or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Participant’s death or disability or a Change in Control) to the extent such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m).

SECTION 10

CASH INCENTIVE AWARDS

10.1    General. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards. Each grant of a Cash Incentive Award will specify one or more performance goals that, if achieved, will result in payment or partial payment of the Award. Each grant of a Cash Incentive Award shall be evidenced by an Agreement that shall specify the terms and conditions of the Award not inconsistent with the Plan as the Committee shall determine.

10.2    Certain Changes to Cash Incentive Awards. Each grant will specify the amount payable with respect to a Cash Incentive Award to which it pertains, which amount may be subject to adjustment to reflect changes in compensation or other factors. Notwithstanding anything to the contrary contained in the Plan, any grant of a Cash Incentive Award may provide for the earning of such Cash Incentive Award, including in the event of the retirement, death or disability of the Participant or a Change of Control; provided, however, that no adjustment described in this Section 10.2 will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) to the extent such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m).

SECTION 11

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

11.1    General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code Section 409A to become subject to Code Section 409A. Furthermore, the Board may not make any amendment which would materially (a) modify the requirements for participation in the Plan, (b) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1, (c) change the minimum exercise price for stock options or SARs as provided in Section 6.2 and Section 8.3, or (d) extend the term of the Plan, in each case without applicable stockholder approval. Except as specifically provided in the Plan or except to the minimum extent necessary to comply with applicable law, no amendment or modification of the Plan shall materially and adversely affect the rights of any Participant with respect to a previously granted Award without the written consent of the Participant.

11.2    Amendment of Agreement.

(a)    If permitted by Code Section 409A and Code Section 162(m), the Committee may, at any time, amend the terms of outstanding Awards in a manner not inconsistent with the terms of the Plan, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m); provided, however, that except as provided in Section 12.5 or Section 5.5, or except to the minimum extent necessary to comply with applicable law, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend the terms of an outstanding Award in a manner that is not unfavorable to the Participant without the consent of such Participant.

(b)    Except for adjustments as provided in Section 5.5, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without approval of the Company’s stockholders. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 5.5.

11.3    Detrimental Activity and Recapture Provisions. All Awards shall be subject to the Committee’s right to cancel such Awards and/or to impose forfeitures to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002. Subject to other or different terms and conditions as may be specified in an Agreement, if the Committee determines that a present or former Employee or Eligible Director has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company, (b) breached any contract with or violated any fiduciary obligation to the Company, or (c) engaged in any conduct that the Committee determines is injurious to the Company, the Committee may cause that Employee or Eligible Director to forfeit his or her outstanding Awards under the Plan. Notwithstanding anything in the Plan to the contrary, and except as otherwise determined by the Committee: (x) Awards granted under the Plan will be subject to the terms and conditions of any applicable recoupment or clawback policy of the Company as may be in effect from time to time; (y) if any Award (or Stock issued under and/or any other benefit related to an Award) is not subject to such recoupment or clawback policy, then such Award (or Stock issued under and/or any other benefit related to such Award) will be deemed to be subject to such recoupment or clawback policy; and (z) if no such recoupment or clawback policy is in effect, then Awards granted under the Plan (or Stock issued under and/or any other benefit related to such Awards) will be deemed to be subject to recoupment or clawback by the Company on the terms and conditions as provided for under Section 10D of the Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may be traded.

SECTION 12

MISCELLANEOUS PROVISIONS

12.1    Nontransferability of Awards. Except as otherwise provided by the Committee, no Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event will any Award granted under the Plan be transferred for value.

12.2    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant and will be effective only when filed in writing with the Company during the Participant’s lifetime. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by the Participant’s estate.

12.3    No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4    Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. Unless not permitted by the Committee at the time of the grant of an Award or thereafter, a Participant may elect, subject to such conditions as the Committee shall impose, including conditions and restrictions intended to comply with securities laws and any Company policies regarding trading in securities, to satisfy any tax withholding requirements (a) by having shares of Stock otherwise issuable under the Plan withheld by the Company or by delivering to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s applicable withholding tax obligation associated with the transaction, or (b) by remitting cash or a check. Unless not permitted by the Committee at the time of grant of an Award or thereafter, and subject to any rules established by the Company, the Participant shall be able to satisfy additional tax withholding above the statutory minimum applicable withholding amounts by delivering to the Company previously acquired shares of Stock held by the Participant for at least six months, with a Fair Market Value equal to the additional withholding amounts; provided, however, that the Participant shall not be entitled to deliver such additional shares if it would cause adverse accounting consequences for the Company.

12.5    Change of Control. For purposes of the Plan, except as may be otherwise prescribed by the Committee in an Agreement, a “Change of Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)    Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a member of the Board subsequent to the effective date of the Plan whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the Board members then comprising the Incumbent Board shall be, for purposes of this Section 12.5(a), considered as though such person were a member of the Incumbent Board as of the effective date of the Plan;

(b)    Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Lamb Weston Holdings, Inc.

immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Voting Power of the reorganized, merged or consolidated entity;

(c)    A liquidation or dissolution of Lamb Weston Holdings, Inc.; or

(d)    The sale of all or substantially all of the assets of Lamb Weston Holdings, Inc.

12.6    Special Rule Related to Securities Trading Policy. The Company has established (or may from time to time establish) a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Eligible Directors are or may be prohibited from trading Stock or other securities of the Company except during certain “window periods” as described in the Policy. If, under the terms of an Agreement, the last day on which an Option or SAR can be exercised falls on a date that is not, in the opinion of counsel to the Company, within a window period permitted by the Policy, the applicable exercise period shall automatically be extended by this Section 12.6 until the second business day of, in the opinion of counsel to the Company, a window period under the Policy, but in no event beyond the expiration date of the Options or SARs. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure when possible without extending the exercise period beyond the expiration date that in no event shall the term of any Option or SAR expire except during a window period.

12.7    Agreements with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan (other than in the case of Adjusted Awards), as the Committee may, in its sole discretion, prescribe. Each grant of an Award to a Participant shall be evidenced by an Agreement in such form as is determined by the Committee (or, subject to applicable law, its designee pursuant to Section 4.4) setting forth the terms and conditions of such Award.

12.8    Company Intent. The Company intends that the Plan and any grants hereunder comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan or Agreements shall be interpreted to give effect to such intention.

12.9    Unfunded Plan. The Plan shall be unfunded. Bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, but any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards.

12.10    Fractional Shares. The Company shall not be required to issue any fractional shares of Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12.11    Code Section 409A. Unless the Committee expressly determines otherwise, Awards are intended to be exempt from Code Section 409A as stock rights or short-term deferrals and, accordingly, the terms of any Awards shall be construed and administered to preserve such exemption (including with respect to the time of payment following a Change of Control). To the extent that Code Section 409A applies to a particular Award granted under the Plan (notwithstanding the preceding sentence), then the terms of the Award shall be construed and administered to permit the Award to comply with Code Section 409A, including, if necessary, by delaying the payment of any Award payable upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and determined consistently for all Company arrangements that are subject to Code Section 409A), for a period of six months and one day after such Participant’s separation from service (as defined in Code Section 409A, but treating the Company as constituting a single service recipient unless the Committee timely provides otherwise). In the event anyone is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Code Section 409A (“Non-compliance”), then neither the Company, the Committee, the Board nor its or their employees, designees, agents or contractors shall be liable to any Participant or other persons in connection with any Non-compliance.

12.12    Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no Awards shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

12.13    Effective Date/Termination. The Plan will be effective as of the Effective Date. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan. No termination of the Plan shall adversely affect any Award previously granted.

12.14    Governing Law. The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.